EXHIBIT 99.2
PALL CORPORATION PROVIDES STATUS REPORT ON AUDIT COMMITTEE INQUIRY
September 25, 2007 (EAST HILLS, NY) — Pall Corporation (NYSE: PLL) today provided a status report with respect to the independent inquiry being conducted by the Audit Committee of its Board of Directors and related developments. The Audit Committee’s inquiry relates to the understatement of the Company’s U.S. income tax payments and of its provision for income taxes in certain prior periods.
The Company reported that, although the amount of the understatement has not been finally determined and remains pending with the Internal Revenue Service, the Company has deposited $135 million with the Internal Revenue Service, virtually all of which relates to the Company’s estimated tax liability for this matter, including interest but not including penalties (which could be material). The Company cannot predict when a final determination of its tax liability will be made.
The Company also reported that the Audit Committee’s inquiry is ongoing and that final conclusions have not been reached. The Company, however, has placed four employees on administrative leave on the recommendation of the Audit Committee pending completion of its inquiry. These employees have served in the tax and treasury functions and had principal responsibility for tax matters during substantially all of the period under review.
The Securities and Exchange Commission and the Department of Justice are also conducting inquiries into this matter, and the Company is cooperating with these inquiries. Two putative class action complaints have also been filed against the Company and certain of its officers relating to this matter.
About Pall Corporation
Pall Corporation is the global leader in the rapidly growing field of filtration, separation and purification. Pall is organized into two businesses: Life Sciences and Industrial. These businesses provide leading-edge products to meet the demanding needs of customers in biotechnology, pharmaceutical, transfusion medicine, energy, electronics, municipal and industrial water purification, aerospace, transportation and broad industrial markets. Total revenues for fiscal year 2006 were $2.0 billion. The Company’s headquarters are in East Hills, New York, with extensive operations throughout the world. For more information visit Pall at http://www.pall.com/.
Cautionary Statement Regarding Forward-Looking Statements
Forward-looking statements contained in this and other written and oral reports are based on current Company expectations and are subject to risks and uncertainties, which could cause actual results to differ materially. All statements regarding future performance, earnings projections, earnings guidance, events or developments are forward-looking statements. Such risks and uncertainties include, but are not limited to: changes in product mix and product pricing particularly as we expand our systems business in which we experience significantly longer sales cycles and less predictable revenue with no certainty of future revenue streams from related consumable product offerings and services; increases in costs of manufacturing and operating costs including energy and raw materials; the Company’s ability to achieve the savings anticipated from cost reduction and margin improvement initiatives including the timing of completion of the facilities rationalization initiative; fluctuations in foreign currency exchange rates and interest rates; regulatory approval and market acceptance of new technologies; changes in business relationships with key customers and suppliers including delays or cancellations in shipments; success in enforcing patents and protecting proprietary products and manufacturing techniques; successful completion or integration of acquisitions; domestic and international competition in the Company’s global markets; risks arising from potential material weaknesses in our control environment; potential adverse effects to our financial condition, results of operations or prospects as a result of any restatement of prior period financial statements; risks associated with our inability to satisfy covenants under our syndicated credit facility or to obtain waivers of compliance with those covenants or waivers of defaults under our debt and other agreements; potential adverse effects if we are required to recognize adverse tax- or accounting-related developments other than those previously disclosed; risks relating to litigation or regulatory inquiries associated with the restatement of prior period financial statements or other related matters; and global and regional economic conditions and legislative, regulatory and political developments. The Company makes these statements as of the date of this disclosure and undertakes no obligation to update them.
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Contacts
Investor Relations:
Pall Corporation
Patricia Iannucci
V.P. Investor Relations & Corporate Communications
Telephone: (516) 801-9848
Email: piannucci@pall.com
Or
Media:
Sard Verbinnen & Co.
Denise DesChenes / Victoria Hofstad
212-687-8080